Exhibit 23.3

                           Consent of Moss Adams LLP,
                    FirstBank NW Corp.'s Independent Auditors
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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         We hereby consent to the use in the Prospectus constituting part of this Registration Statement, on Form S-4, filed June 26, 2003, of our report dated April 18, 2003 on the consolidated financial statements of FirstBank NW Corp. and subsidiaries as of March 31, 2003, which appears in the Prospectus. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus filed as part of that registration statement.


/s/ Moss Adams LLP

Moss Adams LLP
Spokane, Washington
June 26, 2003